UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  September 16, 2011

BIOMODA, INC.
(Exact name of registrant as specified in its charter)

New Mexico	333-90738	85-0392345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

609 Broadway NE #215, Albuquerque, New Mexico 87102
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (505) 821-0875

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.07                      Submission of Matters to a Vote of Security Holders.

On September 16, 2011, Biomoda, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders approved three proposals. The proposals are described in detail in its proxy statement mailed to shareholders on September 2, 2011.

Proposal 1

The Company’s stockholders elected four individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
John J. Cousins	162,513,010	656,872	0
Maria Zannes	162,800,016	369,866	0
Lewis White	162,619,007	550,875	0
David Lambros	162,619,007	550,875	0

Proposal 2

The Company’s stockholders approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 150 million to 700 million, as set forth below:

Votes For	Votes Against	Abstentions
161,748,983	1,400,899	20,000

Proposal 3

The Company’s stockholders ratified the appointment of GBH CPAs, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, as set forth below:

Votes For	Votes Against	Abstentions
162,747,239	232,250	190,393

On September 19, 2011, the Company amended its Articles of Incorporation, as amended, to increase the number of authorized shares of its common stock, no par value per share, to 700,000,000 shares by filing Articles of Amendment to the Articles of Incorporation (the “Articles of Amendment”) with the New Mexico Public Regulatory Commission to effectuate such amendment.  The Articles of Amendment are attached to this Form 8-K as Exhibit 3.1 and incorporated by reference.  The Articles of Amendment was authorized by the Board of Directors and was approved by a majority of the stockholders of the Company as described above.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description
3.1	Articles of Amendment to the Articles of Incorporation, dated as of September 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMODA, INC.

Date: September 20, 2011	By:	/s/ John J. Cousins
John J. Cousins
President